Portfolio:			CREDIT SUISSE FLOATING RATE
				HIGH INCOME FUND
Security:			Host Hotels & Resorts LP
Date Purchased:			11/14/2011
Price per Share: 		100
Shares Purchased
by the Portfolio: 		1,000
Total Principal Purchased
by the Portfolio: 		$1,000,000
% of Offering Purchased
by the Portfolio:		0.33%
Broker:				JPMorgan Chase
Member: 			Co-Manager

Portfolio:			CREDIT SUISSE FLOATING RATE
				HIGH INCOME FUND
Security:			Holly Energy Partners, L.P.
Date Purchased:			2/28/2012
Price per Share: 		100
Shares Purchased by
the Portfolio: 			500
Total Principal Purchased
by the Portfolio: 		$500,000
% of Offering Purchased
by the Portfolio:		0.17%
Broker:				Citigroup Global Markets Inc.
Member: 			Co-Manager

Portfolio:			CREDIT SUISSE FLOATING RATE
				HIGH INCOME FUND
Security:			Linn Energy LLC/Fin Corp.
Date Purchased:			2/28/2012
Price per Share: 		99.989
Shares Purchased by
the Portfolio: 			500
Total Principal Purchased
by the Portfolio: 		$499,945
% of Offering Purchased
by the Portfolio:		0.03%
Broker:				RBS Securities Inc.
Member: 			Joint Lead Manager